Exhibit 99.1

November 5, 2012

BroadSoft Reports Third Quarter 2012 Financial Results

GAITHERSBURG, MD, November 5, 2012 – BroadSoft, Inc. (NASDAQ:BSFT), the leading global provider of Internet protocol-based, or IP-based, communications services to the telecommunications industry, today announced financial results for the quarter ended September 30, 2012.

Financial Highlights for the Third Quarter of 2012

•	Total revenue increased 13% year-over-year to $40.2 million

•	GAAP gross profit equaled 81% of total revenue; non-GAAP gross profit equaled 84% of total revenue

•	GAAP income from operations totaled $6.5 million or 16% of revenue; non-GAAP income from operations totaled $10.5 million or 26% of revenue

•	GAAP diluted EPS equaled $0.11 per common share; non-GAAP diluted EPS equaled $0.35 per common share

Results for the three months ended September 30, 2012

Total revenue rose to $40.2 million in the third quarter of 2012, an increase of 13% compared to $35.7 million in the third quarter of 2011.

Net income for the third quarter of 2012 was $3.1 million, or $0.11 per diluted common share, compared to net income of $7.3 million, or $0.26 per diluted common share in the third quarter of 2011.

On a non-GAAP basis, net income in the third quarter of 2012 was $10.0 million, or $0.35 per diluted common share, compared to non-GAAP net income of $10.7 million, or $0.38 per diluted common share, in the third quarter of 2011. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.

Results for the nine months ended September 30, 2012

Total revenue was $119.0 million for the first nine months of 2012, compared to $97.5 million for the first nine months of 2011, reflecting year-over-year growth of 22%.

Net income for the first nine months of 2012 was $7.2 million, or $0.25 per diluted common share, compared to net income of $26.8 million, or $0.96 per diluted common share, for the first nine months of 2011. Results for the nine months ended September 30, 2011 included an income tax benefit of $9.9 million, or $0.36 per diluted common share, resulting from the release of a tax valuation allowance relating to net deferred tax assets.

On a non-GAAP basis, net income for the first nine months of 2012 was $27.5 million or $0.97 per diluted common share, compared to non-GAAP net income of $23.7 million, or $0.85 per diluted common share, in the first nine months of 2011. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.

Management Commentary

“We remain laser-focused on executing against our strategic initiatives, which helped us deliver solid third quarter results and positions us for further growth with our customers. We continue to be excited by the growth of our addressable market as we help our customers extend their hosted voice services into a comprehensive Unified Communications offer,” said Michael Tessler, president and chief executive officer, BroadSoft. “We further solidified our innovation leadership and strategic partner position with many of our customers two weeks ago at our annual executive users’ conference, BroadSoft Connections. At the event, we announced extensive new capabilities designed to address the needs of varied market segments, from mobile integration for small businesses to vertical application integration for large enterprises. These innovative enhancements were very positively received and led to strategic discussions on how we could best help our customers accelerate the adoption of their Unified Communications services.”

“Revenue grew 13% year-over-year in the third quarter and 22% on a year-to-date basis. Billings, which we define as revenue plus the quarterly change in total deferred revenue, grew 45% year-over-year in the third quarter and 31% on a year-to-date basis,” said Jim Tholen, chief financial officer, BroadSoft. “In addition, we also delivered strong profitability, with non-GAAP gross margin of 84% and non-GAAP operating margin of 26%. Operating cash flow was $9.7 million during the quarter.”

Guidance

For the fourth quarter of 2012, BroadSoft anticipates revenue of $43 to $48 million inclusive of approximately $0.8 million in revenue from the recent Adaption asset acquisition. The Company also expects to achieve earnings on a non-GAAP basis of $0.33 to $0.48 per diluted common share which includes expected dilution from the Adaption acquisition of approximately $0.02 per share.

For the full year 2012, BroadSoft expects revenue of $162 to $167 million, which includes approximately $1.4 million in contribution from the Adaption acquisition. The Company anticipates full year 2012 earnings on a non-GAAP basis of $1.30 to $1.45 per diluted common share, which includes expected dilution of approximately $0.04 per share for the Adaption acquisition.

Conference Call

BroadSoft will discuss its third quarter results and business outlook today via teleconference at 5:00 p.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or 1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm. To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.

For those unable to participate in the live call, a recording will be available shortly after the conclusion of the call at http://investors.broadsoft.com/events.cfm and will remain available until immediately prior to our next earnings call.

BroadSoft has provided in this release, and will provide on this afternoon’s teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft’s ongoing operational performance. BroadSoft’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash expenses, and may include additional adjustments for items that are infrequent in nature. BroadSoft believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft’s industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this afternoon’s teleconference to the most directly comparable GAAP financial measures is set forth below.

Non-GAAP financial measures:

Non-GAAP net income and net income per share. BroadSoft defines non-GAAP net income as net income plus stock-based compensation expense, amortization expense for acquired intangible assets, non-cash interest expense on the Company’s convertible notes, and non-cash tax expense included in the GAAP tax provision. BroadSoft defines non-GAAP income per share as non-GAAP net income divided by the weighted average shares outstanding. BroadSoft considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of certain non-cash expenses so management and investors can compare BroadSoft’s core business operating results over multiple periods.

Non-GAAP gross margin, license gross margin and maintenance and services gross margin. BroadSoft defines non-GAAP gross margin as gross margin plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP gross margin to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft’s sales margins over multiple periods. Where BroadSoft provides further breakdown of non-GAAP gross margin between license and maintenance services, the Company adds back the stock-based compensation expense and amortization expense, as applicable, to the related gross margin.

Non-GAAP income from operations. BroadSoft defines non-GAAP income from operations as income from operations plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP income from operations to be a useful metric for management and investors because it excludes the effect of certain non-cash expenses so management and investors can compare BroadSoft’s core business operating results over multiple periods. Where BroadSoft provides further breakdown of non-GAAP operating expenses for sales and marketing, research and development and general and administrative, the Company deducts stock-based compensation expense included in the applicable expense item.

Billings. BroadSoft defines billings as revenue plus the net change in our deferred revenue balance for a particular period. BroadSoft believes that billings is a key measure of our business activity.

With respect to our expectations under “Guidance” above, reconciliation of non-GAAP earnings per share guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of non-cash income taxes, which are extremely difficult to project as a result of our tax status in a number of foreign jurisdictions, and stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

The presentation of non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP income from operations, billings and other non-GAAP financial measures in this release and on this afternoon’s teleconference is not meant to be a substitute for “net income,” “net income per share,” “gross margin,” “income from operations” or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. BroadSoft’s definition of “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations,” “billings” and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations,” “billings” and such other non-GAAP measures by excluding these expenses and gains.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “enable,” “expect,” “will,” “believe,” “continue” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s future financial performance set forth under the heading “Guidance.” The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s dependence on the success of BroadWorks® and on its service provider customers to sell services using its applications; claims that the Company infringes the intellectual property rights of others; the Company’s dependence in large part on service providers’ continued deployment of, and investment in, their IP-based networks; the Company’s ability to integrate and achieve the expected benefits from its recent acquisitions, including Adaption Technologies; and the Company’s ability to expand its product offerings, as well as those factors contained in the “Risk Factors” sections of the Company’s Form 10-Q for the quarter ended June 30, 2012 filed with the Securities and Exchange Commission, or SEC, on August 6, 2012 and the Company’s Form 10-K for the year ended December 31, 2011 filed with the SEC on February 29, 2012, and in the Company’s other filings with the SEC. All information in this release is as of November 5, 2012. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company’s expectations.

About BroadSoft

BroadSoft is the leading provider of software and services that enable mobile, fixed-line and cable service providers to offer Unified Communications over their Internet Protocol networks. The Company’s core communications platform enables the delivery of a range of enterprise and consumer calling, messaging and collaboration communication services, including private branch exchanges, video calling, text messaging and converged mobile and fixed-line services.

Financial Statements

The financial statements set forth below are not the complete set of the Company’s financial statements for the quarter and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, including all financial statements contained therein and the footnotes thereto, when it is filed with the SEC. Once filed with the SEC, the Form 10-Q may be retrieved from the SEC’s website at www.sec.gov or from BroadSoft’s website at www.broadsoft.com.

Contact Information

For further information contact:

Investor Relations:

John Kiang, CFA

+1-240-720-0625

jkiang@broadsoft.com

Industry Analyst / Media Relations:

Brian Lustig

+1-301-775-6203

brian@lustigcommunications.com

BroadSoft, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	September 30, 2012	December 31, 2011
	(In thousands, except share and per share data)
Assets:
Current assets:
Cash and cash equivalents	$92,209	$94,072
Short-term investments	85,347	92,749
Accounts receivable, net of allowance for doubtful accounts of $401 and $54 at September 30, 2012 and December 31, 2011, respectively	41,554	47,048
Deferred tax assets	9,487	12,968
Other current assets	7,541	4,435

Total current assets	236,138	251,272

Long-term assets:
Property and equipment, net	5,014	4,221
Long-term investments	5,001	5,000
Restricted cash	584	959
Intangible assets, net	12,023	8,842
Goodwill	37,280	17,276
Other long-term assets	12,170	3,386

Total long-term assets	72,072	39,684

Total assets	$308,210	$290,956

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$13,473	$14,999
Notes payable and bank loans, current portion	486	891
Deferred revenue, current portion	41,872	55,372

Total current liabilities	55,831	71,262

Convertible senior notes	85,233	81,737
Notes payable and bank loans	458	461
Deferred revenue	12,169	1,764
Deferred tax liabilities	2,301	1,433
Other long-term liabilities	1,133	1,056

Total liabilities	157,125	157,713

Stockholders’ equity:

Common stock, par value $0.01 per share; 100,000,000 shares authorized at September 30, 2012 and December 31, 2011; 27,811,304 and 27,106,393 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	278	271
Additional paid-in capital	202,776	191,714
Accumulated other comprehensive loss	(2,981)	(2,557)
Accumulated deficit	(48,988)	(56,185)

Total stockholders’ equity	151,085	133,243

Total liabilities and stockholders’ equity	$308,210	$290,956

BroadSoft, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands, except per share data)
Revenue:
Licenses	$21,554	$17,414	$65,320	$51,807
Maintenance and services	18,620	18,266	53,713	45,706

Total revenue	40,174	35,680	119,033	97,513

Cost of revenue:
Licenses	1,878	1,275	6,453	3,896
Maintenance and services	5,117	4,568	15,819	13,518
Amortization of intangibles	730	236	1,846	726

Total cost of revenue	7,725	6,079	24,118	18,140

Gross profit	32,449	29,601	94,915	79,373

Operating expenses:
Sales and marketing	11,396	8,581	34,076	26,142
Research and development	8,876	6,587	26,483	20,133
General and administrative	5,701	5,269	17,395	14,151

Total operating expenses	25,973	20,437	77,954	60,426

Income from operations	6,476	9,164	16,961	18,947

Other expense, net:	1,627	1,543	4,809	1,714

Income before income taxes	4,849	7,621	12,152	17,233
Provision for (benefit from) income taxes	1,709	276	4,955	(9,598)

Net income	$3,140	$7,345	$7,197	$26,831

Net income per common share available to BroadSoft, Inc. common stockholders:
Basic	$0.11	$0.27	$0.26	$1.01
Diluted	$0.11	$0.26	$0.25	$0.96

Weighted average common shares outstanding:
Basic	27,673	26,953	27,487	26,447
Diluted	28,385	27,935	28,293	27,839

Stock-based compensation expense included above:
Cost of revenue	$385	$287	$1,276	$564
Sales and marketing	1,317	466	3,845	1,215
Research and development	1,040	506	2,940	1,263
General and administrative	584	631	2,237	1,851

Summary of Consolidated Cash Flow Activity

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
	(in thousands)
Net cash provided by operating activities	17,928	21,887
Net cash used in investing activities	(19,778)	(100,869)
Net cash (used in) provided by financing activities	(142)	117,614

BroadSoft, Inc.

Billings

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Beginning of period deferred revenue balance	$48,794	$54,379	$57,136	$59,264
End of period deferred revenue balance	54,041	50,004	54,041	50,004

Increase (decrease) in deferred revenue	5,247	(4,375)	(3,095)	(9,260)

Revenue	40,174	35,680	119,033	97,513

Revenue plus net change in deferred revenue	45,421	31,305	115,938	88,253

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30, 2012	Nine Months Ended September 30,
	2012	2011		2012	2011
	(In thousands)
Non-GAAP gross profit:
GAAP gross profit	$32,449	$29,601	$32,195	$94,915	$79,373
(percent of total revenue)	81%	83%	79%	80%	81%
Plus:
Stock-based compensation expense	385	287	483	1,276	564
Amortization of acquired intangible assets	730	236	557	1,846	726

Non-GAAP gross profit	$33,564	$30,124	$33,235	$98,037	$80,663

(percent of total revenue)	84%	84%	82%	82%	83%

GAAP license gross profit	$18,946	$15,903	$19,429	$57,021	$47,185
(percent of related revenue)	88%	91%	86%	87%	91%
Plus:
Stock-based compensation expense	113	110	174	428	203
Amortization of acquired intangible assets	730	236	557	1,846	726

Non-GAAP license gross profit	$19,789	$16,249	$20,160	$59,295	$48,114

(percent of related revenue)	92%	93%	90%	91%	93%

GAAP maintenance and services gross profit	$13,503	$13,698	$12,766	$37,894	$32,188
(percent of related revenue)	73%	75%	71%	71%	70%
Plus:
Stock-based compensation expense	272	177	309	848	361

Non-GAAP maintenance and services gross profit	$13,775	$13,875	$13,075	$38,742	$32,549

(percent of related revenue)	74%	76%	73%	72%	71%

BroadSoft, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(Unaudited)

	Three Months Ended September 30,		Three Months Ended	Nine Months Ended September 30,
	2012	2011	June 30, 2012	2012	2011
			(In thousands)
Non-GAAP income from operations:
GAAP income from operations	$6,476	$9,164	$5,576	$16,961	$18,947
(percent of total revenue)	16%	26%	14%	14%	19%
Plus:
Stock-based compensation expense	3,326	1,890	3,781	10,298	4,893
Amortization of acquired intangible assets	730	236	557	1,846	726

Non-GAAP income from operations	$10,532	$11,290	$9,914	$29,105	$24,566

(percent of total revenue)	26%	32%	24%	24%	25%

GAAP operating expense	$25,973	$20,437	$26,619	$77,954	$60,426

Less:
Stock-based compensation expense	2,941	1,603	3,298	9,022	4,329

Non-GAAP operating expense	$23,032	$18,834	$23,321	$68,932	$56,097

(as percent of total revenue)	57%	53%	58%	58%	58%

GAAP sales and marketing expense	$11,396	$8,581	$11,608	$34,076	$26,142

Less:
Stock-based compensation expense	1,317	466	1,391	3,845	1,215

Non-GAAP sales and marketing expense	$10,079	$8,115	$10,217	$30,231	$24,927

(as percent of total revenue)	25%	23%	25%	25%	26%

GAAP research and development expense	$8,876	$6,587	$9,131	$26,483	$20,133

Less:
Stock-based compensation expense	1,040	506	1,101	2,940	1,263

Non-GAAP research and development expense	$7,836	$6,081	$8,030	$23,543	$18,870

(as percent of total revenue)	20%	17%	20%	20%	19%

GAAP general and administrative expense	$5,701	$5,269	$5,880	$17,395	$14,151

Less:
Stock-based compensation expense	584	631	806	2,237	1,851

Non-GAAP general and administrative expense	$5,117	$4,638	$5,074	$15,158	$12,300

(as percent of total revenue)	13%	13%	13%	13%	13%

BroadSoft, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(Unaudited)

	Three Months Ended September 30,		Three Months Ended	Nine Months Ended September 30,
	2012	2011	June 30, 2012	2012	2011
	(In thousands, except per share data)
Non-GAAP net income and income per share:
GAAP net income	$3,140	$7,345	$2,356	$7,197	$26,831

Adjusted for:
Stock-based compensation expense	3,326	1,890	3,781	10,298	4,893
Amortization of acquired intangible assets	730	236	557	1,846	726
Non-cash interest expense on our convertible notes	1,286	1,159	1,273	3,801	1,331
Non-cash tax provision (benefit)	1,505	58	1,425	4,393	(10,082)

Non-GAAP net income	$9,987	$10,688	$9,392	$27,535	$23,699

GAAP net income per basic common share	$0.11	$0.27	$0.09	$0.26	$1.01

Adjusted for:
Stock-based compensation expense	0.12	0.07	0.14	0.37	0.19
Amortization of acquired intangible assets	0.03	0.01	0.02	0.07	0.03
Non-cash interest expense on our convertible notes	0.05	0.04	0.04	0.14	0.05
Non-cash tax provision (benefit)	0.05	—	0.05	0.16	(0.38)

Non-GAAP net income per basic common share	$0.36	$0.39	$0.34	$1.00	$0.90

GAAP net income per diluted common share	$0.11	$0.26	$0.08	$0.25	$0.96

Adjusted for:
Stock-based compensation expense	0.12	0.07	0.13	0.36	0.17
Amortization of acquired intangible assets	0.03	0.01	0.02	0.07	0.03
Non-cash interest expense on our convertible notes	0.04	0.04	0.05	0.13	0.05
Non-cash tax provision (benefit)	0.05	—	0.05	0.16	(0.36)

Non-GAAP net income per diluted common share	$0.35	$0.38	$0.33	$0.97	$0.85